LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LEGG MASON PARTNERS SMALL CAP VALUE FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses and the Statements of Additional Information,dated December 1, 2005 and filed on December 2, 2005.
(Accession No. 0001193125-05-235719)